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                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-19180, 33-89896, 33-25244 and 33-87626 of Analysts International
Corporation on Form S-8 of our reports dated August 17, 1998, appearing and incorporated by reference in this Annual Report on Form 10-K of Analysts International Corporation for the year ended June 30, 1998.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
September 28, 1998